Exhibit 99.3
TALKING POINTS
What is being announced today?
•	Express Scripts and Medco today announced that they have entered into a definitive merger agreement. Under the agreement, Medco shareholders will receive $29.1 billion in cash and stock. Express Scripts executive leadership will remain, and the headquarters will be in St. Louis.

•	Express Scripts’ strong fundamentals enable this transaction to take place.
What is the strategic rationale for this transaction?
•	This is the combination the country needs now.

•	There is a national mandate to lower the cost of healthcare while improving patient care.

•	Now is the time for the private sector to provide the leadership and resources required to drive out the waste in healthcare and provide the best care in the world.

•	Medco has proven people and capabilities.

•	By combining with Medco, we will accelerate our ability to drive out the $400 billion in annual pharmacy related waste.

•	The merger with Medco will build on our legacy of innovation, alignment with our clients, and an unwavering commitment to making medicine safer and more affordable for American families.
What are the financial specifics of the transaction?
•	Based on the closing price of Express Scripts stock on July 20, 2011, the consideration to be received by Medco shareholders is valued at $71.36 per share, or approximately $29.1 billion in the aggregate.

•	Upon closing of the transaction, Medco shareholders are expected to own approximately 41 percent of the pro forma company.

•	The merger agreement is subject to regulatory approvals and other customary regulatory and other closing conditions. The transaction is expected to close in the first half of 2012.
What about regulatory review process?
•	Express Scripts and Medco believe they will be successful working through the regulatory review process, and we hope to close in the first half of 2012. The U.S. pharmacy benefits management marketplace is dynamic and competitive, and players with considerable resources continue to emerge and reposition.

•	Clients and patients benefit from efficiency-enhancing mergers like this.
What kind of cost savings or efficiencies do you expect to gain?
•	By bringing our two companies together, we will be able to generate greater cost savings for patients and plan sponsors.

•	We will create more efficiency in the supply chain and achieve greater adherence to medical therapies through combining our behavioral and clinical approaches.

•	In addition, we can use our collective expertise to better manage the cost and care associated with specialty medications, enhance our mail pharmacy technology, and accelerate the research, development and deployment of trend management solutions to address inefficiencies in the marketplace.
How does this affect your ongoing negotiations with Walgreens?
•	We remain open to negotiating with Walgreens.
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Was the recent loss of high profile clients a motivating factor in Medco’s decision to enter into this transaction?
•	Medco has strong fundamentals, and its board agreed to this combination because it represents a tremendous opportunity to maximize shareholder value.

•	It was important to Medco to receive more than half of its consideration in stock, along with board representation, so that its shareholders would receive the future benefits of the successful organization.
Who approached whom?
•	The two parties have, from time to time, discussed various possibilities. Medco’s and Express Scripts’ CEOs agreed that now would be the best time to complete the combination given the dynamic nature of the industry and the substantial shareholder value that would result.

•	The merger with Medco will build on our legacy of innovation, alignment with our clients, and an unwavering commitment to making medicine safer and more affordable for American families.
What do you expect Medco client attrition to be? Will some of their some clients move to other PBM service providers?
•	We expect Medco to remain focused on maintaining the stability of its relationships, consistent with its past performance.

•	We are confident that our respective clients will benefit from combining our complementary capabilities.

•	While it is possible that some clients may decide to do business with one of the many other PBM service providers, we hope that our clients will recognize that this combination will bring significant benefits to them.
Will there be changes to the Medco management? Board?
•	The corporate headquarters for the merged company will be located in St. Louis, MO, and the Express Scripts executive leadership will remain.

•	Medco will be represented by two seats on the Board of Directors of the combined company after closing.
What are your plans for integration? How long will it take?
•	It is too early to discuss specifics on the integration process.

•	However, Express Scripts has a very successful track record of integrating organizations, which is based on our philosophy of combining the best processes and brightest people for the benefit of our clients. This merger will be no different. The process will be undertaken in a thoughtful way to best position the future company.

•	We will have more information on the integration process between now and when the transaction closes.
Do you anticipate current client disruption through the integration process?
•	As with Express Scripts’ past integrations, we have a dedicated team leading the day-to-day process, while trying to ensure the most seamless experience for clients possible.

•	We anticipate many questions from our customers, and our world-class Sales and Account Management team will satisfactorily address their concerns.

•	Our model of alignment has served clients well over the years, and we have created tremendous value by driving out waste.
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How will this combination benefit clients and patients?
•	Our combined company will accelerate efforts to promote greater efficiencies in the healthcare system and better protect American families from the rising costs of prescription medicine. At the same time, we will improve care, expand access, and further enhance the overall member experience.

•	Collectively, we have distinguished ourselves in the areas of clinical, specialty, research, pharmacogenomics, the behavioral sciences, pharmacy technology, account management and overall patient services, and we believe our respective clients and patients will benefit from our complementary capabilities.
How does your business model impact small pharmacies?
•	Our goal is to make sure patients have access to the medications they need at the best possible price in all settings. We work closely with retail pharmacies of every size to negotiate contracts that are beneficial to all parties.

•	Today, independent pharmacies manage 25 percent of our overall volume. They are a critical component of the delivery of care, especially in rural markets. We will continue to support the growth and expansion of independent pharmacies in our networks.

•	We have helped small pharmacies adopt the processes that make their businesses more efficient and cost-effective.
Do you encourage members to use your own mail-order facilities instead of retail pharmacies?
•	Plan sponsors decide the role that our home delivery pharmacies will play in their benefit design.

•	Our home delivery pharmacy is the safest, most affordable, and clinically superior method of receiving maintenance medications for chronic diseases such as diabetes, high blood pressure and high cholesterol.

•	Research shows that members using mail-order facilities have an absolute 8%-10% increase in their rate of medication adherence, which results in improved health outcomes and lower medical bills.

•	Regardless of plan design, all acute medications, such as antibiotics and painkillers, are available at retail pharmacies.

•	Our newest product suite — Select Solutions — enables members to choose if they want to use retail pharmacies or home delivery.

•	Our overall goal is to reduce healthcare costs, and we are hopeful that our mail-order facilities continue to play a key role in that regard.
Will there be any impact on drug pricing?
•	We expect to create more efficiencies in our supply chain.

•	We remain committed to protecting people from the rising cost of prescription medicines.

•	The two organizations will continue our commitment to manage out pharmacy-related waste.
Will there be any impact on the continuity of drug availability or drug access?
•	There will be no disruption to the accessibility or availability of drugs.
•	We continue to fulfill our clients’ access requirements.
How will employees be affected?
•	Nothing will change in the immediate term as a result of this deal. The transaction is expected to close within 12 months. We will continue to operate independently as two separate companies until the transaction closes.
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•	The combined company will draw on the expertise of two accomplished and innovative organizations.

•	Express Scripts’ successful track record of integrating companies is based on a philosophy of blending the best processes and the brightest people for the benefit of our clients.

•	It is too early to comment on the integration of the two companies. As we move toward the close of this transaction, a team will be formed to plan how to optimally integrate the companies.

•	As is consistent with The Express Way values, we are committed to treating all employees fairly and keeping them informed about the merger and resulting changes as decisions are made.
Will any Express Scripts or Medco facilities be impacted by the transaction?
•	It is premature to comment at this point. We will conduct a thorough analysis of our global capabilities to determine the needs of the business and ensure we are best positioned to serve patients and clients while maintaining a competitive cost structure.
How many jobs will be affected as a result of this combination? Will any workforce reductions be implemented equally at both companies?
•	It is premature to comment at this point. We will conduct a thorough analysis of our workforce, taking into account the needs of each business and each marketplace, to ensure we are best positioned to serve our customers’ and patients’ needs, while achieving a competitive cost structure.

•	The combined company will draw on the expertise of two accomplished and innovative organizations.

•	Express Scripts’ successful track record of integrating companies is based on a philosophy of blending the best processes and the brightest people for the benefit of our clients.

•	As is consistent with The Express Way values, we are committed to treating all employees fairly and keeping them informed about the transaction and resulting changes as decisions are made.
What does this deal mean for unions?
•	Our relationship with unions has historically been very positive. We support unions and understand the mutual benefits derived through unionization and collective bargaining.

•	Unions are important stakeholders to both Express Scripts and Medco. Many of our employees and clients are represented by unions.

•	It is too early to comment on how the companies will eventually be integrated.

•	Express Scripts has never experienced a work stoppage due to strike.

•	All three of Express Scripts’s major construction projects in the St. Louis area were 100% union-built — a total of 718,682 square feet and 1.4 million man-hours since 2006. Our fourth facility, a 225,000 square-foot office and technology center, is now under 100% union construction.
How do the capabilities of Medco and Express Scripts complement each other?
•	Both organizations have distinguished themselves with their complementary capabilities in: clinical, specialty, research, the behavioral sciences, pharmacy technology, account management and overall patient service.

•	The combination with Medco will build on our legacy of innovation, alignment with our clients, and an unwavering commitment to making medicine safer and more affordable for American families.
What impact will this merger have in the near term? How quickly will the integration progress after closing?
•	In the near term, the two companies will continue to compete until the transaction is approved and finalized, which we believe will happen in the first half of 2012.
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•	It’s too early in the process to establish our integration timetable. At the appropriate time, we will enter into a thoughtful and thorough integration planning process so that we will be well positioned to bring together our two organizations for the benefit of our employees, clients and shareholders.

•	We will share more information on this topic as soon as we are able.
Are you concerned about entering into this transaction with so much remaining uncertainty regarding healthcare reform?
•	The American people want to have better access to affordable, quality healthcare for themselves and their families. Federal and state governments as well as the private sector are all seeking these same benefits. We believe companies like ours have the opportunity as well as the responsibility to provide the leadership and resources required to drive out the waste in healthcare and provide the best care in the world.
How will you reconcile the separate contracts Express Scripts and Medco have with various vendors?
•	FTC rules prevent us from having access to specific information about Medco’s contracts and relationships. Medco and Express Scripts remain two independent companies until the transaction is approved and finalized.
What mechanisms have been put in place to identify and retain Express Scripts’ and Medco’s key talent?
•	We believe the combined company will offer tremendous opportunities for all employees. Express Scripts recognizes that Medco has talented personnel, and that is part of what makes this combination attractive.

•	Our successful track record of integrating organizations is based on a philosophy of taking best in breed and combining them for the benefit of our clients.

•	The combined company will draw on the expertise of two world-class organizations.
FORWARD LOOKING STATEMENTS
Cautionary Note Regarding Forward-Looking Statements
This material may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following:
STANDARD OPERATING FACTORS
■	Our ability to remain profitable in a very competitive marketplace is dependent upon our ability to attract and retain clients while maintaining our margins, to differentiate our products and services from others in the marketplace, and to develop and cross sell new products and services to our existing clients;

■	Our failure to anticipate and appropriately adapt to changes in the rapidly changing health care industry;

■	Changes in applicable laws or regulations, or their interpretation or enforcement, or the enactment of new laws or regulations, which apply to our business practices (past, present or future) or require us to spend significant resources in order to comply;

■	Changes to the healthcare industry designed to manage healthcare costs or alter healthcare financing practices;

■	Changes relating to our participation in Medicare Part D, the loss of Medicare Part D eligible members, or our failure to otherwise execute on our strategies related to Medicare Part D;

■	A failure in the security or stability of our technology infrastructure, or the infrastructure of one or more of our key vendors, or a significant failure or disruption in service within our operations or the operations of such vendors;
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■	Our failure to effectively execute on strategic transactions, or to integrate or achieve anticipated benefits from any acquired businesses;

■	The termination, or an unfavorable modification, of our relationship with one or more key pharmacy providers, or significant changes within the pharmacy provider marketplace;

■	The termination, or an unfavorable modification, of our relationship with one or more key pharmaceutical manufacturers, or the significant reduction in payments made or discounts provided by pharmaceutical manufacturers;

■	Changes in industry pricing benchmarks;

■	Results in pending and future litigation or other proceedings which would subject us to significant monetary damages or penalties and/or require us to change our business practices, or the costs incurred in connection with such proceedings;

■	Our failure to execute on, or other issues arising under, certain key client contracts;

■	The impact of our debt service obligations on the availability of funds for other business purposes, and the terms and our required compliance with covenants relating to our indebtedness; our failure to attract and retain talented employees, or to manage succession and retention for our Chief Executive Officer or other key executives;
TRANSACTION-RELATED FACTORS
■	Uncertainty as to whether Express Scripts, Inc. (Express Scripts) will be able to consummate the transaction with Medco Health Solutions, Inc. (Medco) on the terms set forth in the merger agreement;

■	The ability to obtain governmental approvals of the transaction with Medco;

■	Uncertainty as to the actual value of total consideration to be paid in the transaction with Medco;

■	Failure to realize the anticipated benefits of the transaction, including as a result of a delay in completing the transaction or a delay or difficulty in integrating the businesses of Express Scripts and Medco;

■	Uncertainty as to the long-term value of Express Scripts Holding Company (formerly known as Aristotle Holding, Inc.) common shares;

■	Limitation on the ability of Express Scripts and Express Scripts Holding Company to incur new debt in connection with the transaction;

■	The expected amount and timing of cost savings and operating synergies; and

■	Failure to receive the approval of the stockholders of either Express Scripts or Medco for the transaction.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Express Scripts’ most recent reports on Form 10-K and Form 10-Q and the risk factors included in Medco’s most recent reports on Form 10-K and Form 10-Q and other documents of Express Scripts, Express Scripts Holding Company and Medco on file with the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this material are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication is not a solicitation of a proxy from any stockholder of Express Scripts, Medco or Express Scripts Holding Company. In connection with the Agreement and Plan of Merger among Medco, Express Scripts, Express Scripts Holding Company, Plato Merger Sub Inc. and Aristotle Merger Sub, Inc. (the “Merger”), Medco, Express Scripts and Express Scripts Holding Company, intend to file relevant materials with the SEC, including a Registration Statement on Form S-4 filed by Express Scripts Holding Company that will contain a joint proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEDCO, EXPRESS SCRIPTS, EXPRESS SCRIPTS HOLDING COMPANY AND THE MERGER. The Form S-4, including the joint proxy statement/prospectus, and other relevant materials (when they become available), and any other documents filed by Express Scripts, Express Scripts Holding Company or Medco with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to:
Mackenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
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PARTICIPANTS IN THE SOLICITATION
Express Scripts, Express Scripts Holding Company and Medco and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of either Express Scripts and Medco in connection with the Merger. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ definitive proxy statement, dated March 21, 2011, for its 2011 annual general meeting of stockholders. Information about Medco’s directors and executive officers is available in Medco’s definitive proxy statement, dated April 8, 2011, for its 2011 annual general meeting of stockholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4 and the joint proxy statement/prospectus regarding the Merger that Express Scripts Holding Company will file with the SEC when it becomes available.
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